SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CAPTIVA SOFTWARE CORPORATION

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CAPTIVA SOFTWARE CORPORATION

10145 Pacific Heights Boulevard

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 18, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Captiva Software Corporation, a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 18, 2003 at 10:00 a.m. local time at Woodfin Suites Hotel, 10044 Pacific Mesa Boulevard, San Diego, CA 92121, for the following purposes:

1.	To elect seven directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2003.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 25, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Bradford Weller

Secretary

San Diego, California

April 30, 2003

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CAPTIVA SOFTWARE CORPORATION

10145 Pacific Heights Boulevard

San Diego, CA 92121

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 18, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Captiva Software Corporation (sometimes referred to as the “Company” or “Captiva”) is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 7, 2003 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 25, 2003 will be entitled to vote at the annual meeting. On this date, there were 8,924,796 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2003 your shares were registered directly in your name with Captiva’s transfer agent, EquiServe Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2003 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	election of seven directors; and

•	ratification of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2003.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Captiva. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2003.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director and “For” ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group will be paid its customary fee of approximately $4,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Captiva’s Secretary at 10145 Pacific Heights Boulevard, San Diego, CA 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 8, 2004, to Captiva Software Corporation, 10145 Pacific Heights Boulevard, San Diego, CA 92121, attn: Corporate Secretary. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must do so by written notice delivered to or mailed or received at Captiva Software Corporation, 10145 Pacific Heights Boulevard, San Diego, CA 92121, attn: Corporate Secretary, not less than twenty (20) days nor more than sixty (60) days prior to the date of the meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast by those shares present in person or represented by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2003, must receive a “For” vote from the majority of those shares present in person, or represented by proxy at the Annual Meeting. If you do not vote, or “Abstain” from voting on this proposal, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 8,924,796 shares outstanding and entitled to vote. Thus 4,462,399 shares must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

Captiva’s board of directors consists of seven directors. There are seven nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Except for Jeffrey Lenches, each nominee listed below is currently a director of the Company. All of the current directors that have been nominated for election at this meeting were elected by the stockholders, except for Reynolds C. Bish, James Berglund and Mel S. Lavitt, who were appointed to fill vacancies after the merger of ActionPoint, Inc. and Captiva Software Corporation, a California corporation, completed in July of 2002 (the “Merger”). Although ActionPoint, Inc. was the surviving corporation, it changed its name to Captiva Software Corporation. The California corporation that merged with ActionPoint is referred to as “Old Captiva” in this proxy statement.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Captiva’s management. Each person nominated for election has agreed to serve if elected. The Company has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

The following is a brief biography of each nominee for director.

Name	Age	Director Since	Principal Occupation/ Position Held With the Company
Kimra D. Hawley	46	1998	Chairman of the Board of Directors
Reynolds C. Bish	50	2002	President, Chief Executive Officer and Director
James Berglund	70	2002	Director
Patrick L. Edsell	54	2001	Director
Mel S. Lavitt	65	2002	Director
Jeffrey J. Lenches	55	n/a	n/a
Bruce Silver	54	1995	Director

Kimra D. Hawley has served as Captiva’s chairman of the board of directors since June 2001, when she resigned as President and Chief Executive Officer. Ms. Hawley became Chief Executive Officer and President and was first elected as a director in April 1998. From November 1996 to April 1998, Ms. Hawley served as Senior Vice President and General Manager for Captiva’s Software Division. From November 1994 to November 1996, Ms. Hawley served as Vice President of Captiva’s Input Subsystems and Software Tools Division. Prior to that time, Ms. Hawley had served as the Product Marketing Director since joining Captiva in February 1992. Prior to joining Captiva, Ms. Hawley was a principal in MarketBound Associates, a marketing consulting firm. Ms. Hawley holds a B.S. in Psychology from Pittsburgh State University.

Reynolds C. Bish has served as President, Chief Executive Officer and a director of Captiva since the completion of the Merger in July 2002. Mr. Bish served as Old Captiva’s President, Chief Executive Officer and chairman of the old Captiva board of directors since co-founding that company in 1989. From 1986 to 1989, Mr. Bish served as President, Chief Executive Officer and a director of Unibase Systems, Inc. Prior to his employment with Unibase, Mr. Bish spent three years as Vice President of Finance and Chief Financial Officer at Covalent Systems Corporation, which he co-founded, six years as Vice President of Finance and Chief Financial Officer at Fafco, Inc. and three years as a Certified Public Accountant at Price Waterhouse. Mr. Bish holds a B.S. in Business Administration from Pennsylvania State University.

James Berglund became a director of the Company upon completion of the Merger, and had been a member of Old Captiva’s board of directors since October of 1994. He has been a general partner of Enterprise Partners Venture Capital since 1985. From 1978 to 1980, he served as President of Continuous Curve Contact Lenses, Inc From 1973 to 1976 he served as General Manager of the American Optical Contact Lens Division of American Optical Corporation, a wholly owned subsidiary of Warner Lambert Company, which acquired Central Laboratories, Inc., of which Mr. Berglund was President from 1971 to 1973. Mr. Berglund is a director of eight companies and the general partner of six different venture capital partnerships. Mr. Berglund holds a B.S. in Economics from University of Wisconsin at Madison and a Doctorate in Optometry from Pacific University.

Patrick L. Edsell has served on the board of directors since August 2001. Since 2002, Mr. Edsell has served as President and Chief Executive Officer of Gigabit Optics, a privately held supplier of components for optical networks. From 1997 to 2002, Mr. Edsell was President and Chief Executive Officer for Spectra-Physics, a supplier of laser and optics products. Mr. Edsell holds B.S. in Economics from the United States Air Force Academy, a M.A. in Economics from Ohio State University and a M.B.A. from the University of New Mexico.

Mel S. Lavitt became a director of the Company upon completion of the Merger, and had been a member of Old Captiva’s board of directors since August 2000. Mr. Lavitt has been Managing Director at the investment banking firm of C.E. Unterberg, Towbin (or its predecessor) since 1992 and is currently serving as Vice Chairman and Managing Director. From 1987 to 1992, he was President of Lavitt Management, Inc., a business consulting firm. From 1978 until 1987, Mr. Lavitt served as an Administrative Managing Director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc. Mr. Lavitt is also a director of Jabil Circuit, Inc. and St. Bernard Software. Mr. Lavitt holds a bachelors degree from Brown University.

Jeffrey J. Lenches has been a private investor and consultant from 1998 to 2003. From 1990 to 1998, Mr. Lenches was employed by Electronics for Imaging, Inc., serving as Executive Vice President before retiring. Mr. Lenches has a bachelor’s in business administration from Ohio University and an MBA from Pepperdine University.

Bruce Silver has served on board of directors since July 1995. Since October 1994, Mr. Silver has also been a principal of Bruce Silver Associates, an e-business consulting firm that he founded in 1994. From May 1990 to October 1994, Mr. Silver was a vice president of BIS Strategic Decisions.

Board Committees and Meetings

During the fiscal year ended December 31, 2002 the Board of Directors held fourteen meetings and acted by unanimous written consent three times. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee (appointed October 24, 2002). In connection with evaluation of the Merger, the Board of Directors also appointed a Special Committee in January of 2002, comprised of Bruce Silver and Patrick Edsell, which met nine times during the fiscal year.

The Audit Committee of the Board of Directors of the Company oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications and independence of the independent accountants; determines the engagement of the independent accountants; determines whether to retain or terminate the existing independent accountants or to appoint and engage new independent accountants; reviews and approves the retention of the independent accountants to perform any proposed non-audit services; monitors the rotation of partners of the independent accountants on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and discusses with management and the independent accountants the results of the annual audit and quarterly reviews.

Three directors comprise the Audit Committee: Patrick L. Edsell; Bruce Silver and Daniel Tompkins (until August 2, 2002) and James Berglund (from August 2, 2002 to the present). All members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). During the year ended December 31, 2002, the Audit Committee met four times. See Appendix A, which includes the report of the Audit Committee of the Board of Directors, and Appendix B, which includes the charter of the Audit Committee of the Board of Directors.

The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Two non-employee directors comprise the Compensation Committee: Patrick L. Edsell and Daniel Tompkins (until August 2, 2002), and Mel S. Lavitt (from August 2, 2002 to the present). The Compensation Committee met three times during the fiscal year ended December 31, 2002 and acted by unanimous written consent three times.

The Nominating & Corporate Governance Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s board of directors and its various committees. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating & Corporate Governance Committee also reviews and evaluates the Company’s corporate governance policies, procedures and compliance in light of recent changes to the laws and regulations related to corporate governance. The Committee was formed October 24, 2002, once in the fiscal year ended December 31, 2002, and is comprised of two non-employee directors: Mel S. Lavitt and Bruce Silver.

During the fiscal year ended December 31, 2002, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since its inception in 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Accountants’ Fees

Audit Fees.    Audit fees billed by PricewaterhouseCoopers LLP related to the fiscal year ended December 31, 2002 were approximately $228,522. For 2001, such fees were approximately $103,000.

Audit Related Fees.    During the fiscal year ended December 31, 2002, audit related fees billed by PricewaterhouseCoopers LLP were approximately $90,298. There were no audit related fees billed for 2001.

Tax Fees.    During the fiscal year ended December 31, 2002, tax fees billed by PricewaterhouseCoopers LLP were approximately $8,275. For 2001, such fees were approximately $78,320.

All Other Fees.    No other fees were billed by PricewaterhouseCoopers LLP during the year ended December 31, 2002 or 2001.

The Audit Committee has determined the rendering of any information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2003 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Thomas I. Unterberg(2) c/o C.E. Unterberg, Towbin 350 Madison Avenue New York, NY 10017	1,153,179	13.01%
C.E. Unterberg, Towbin Advisors L.L.C.(3) 350 Madison Avenue New York, NY 10017	651,314	7.35
Enterprise Partners III, L.P.(4) 2223 Avenida de la Playa, Ste. 300 La Jolla, CA 92037	595,994	6.71
Andrew Arno(5) 350 Madison Avenue New York, NY 10017	887,818	10.02
J.F. Shea Company 644 Brea Canyon Road Walnut, CA 91789	476,149	5.37

Directors and Executive Officers
Kimra Hawley(6)	739,352	8.05
Reynolds C. Bish(7)	568,119	6.08
James Berglund(4)	595,994	6.71
Mel Lavitt(8)	96,493	1.09
Bruce Silver(9)	28,975	*
Patrick L. Edsell(10)	14,375	*
Jeffrey J. Lenches	—	*
Rick Russo(11)	36,341	*
Blaine J. Owens(12)	30,196	*
Steven D. Burton(13)	270,533	2.99
James Vickers(14)	46,875	*
Stephen S. Francis(15)	459,376	4.98
John Finegan(16)	234,716	2.58
Matt Albanese(17)	152,183	1.69
All executive officers and directors as a group (12 persons)(18)	2,886,629	33.64

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 8,864,151 shares outstanding on March 31, 2003, adjusted as required by rules promulgated by the SEC.

(2)	Includes 651,314 shares held by C.E Unterberg, Towbin Advisors, L.L.C., 189,272 shares held by C.E. Unterberg, Towbin L.L.C., 188,647 shares personally held by him, 50,408 shares held by the Marjorie and Clarence Unterberg Foundation, 23,132 shares held by the Bella and Israel Unterberg Foundation, 25,203 shares held by the E. Celli Family Trust, and 25,203 shares held by the E. Satloff Family Trust. Mr. Unterberg disclaims beneficial ownership in each case except to the extent of his pecuniary interest therein.
(3)	Includes 73,632 shares held by UT Technology Fund Ltd., 230,473 shares held by UT Technology Partners I, L.P., 62,056 shares held by UT Technology Partners II, L.P. and 285,153 shares held by C.E. Unterberg, Towbin Partners I, L.P. C.E. Unterberg, Towbin Advisors, L.L.C. manages and serves as financial advisor to each of these entities and may be deemed the beneficial owner of the shares held by each of the entities. Andrew Arno and Thomas Unterberg exercise shared voting and dispositive powers with respect to shares held by C.E. Unterberg, Towbin Advisors, L.L.C. C.E. Unterberg, Towbin Advisors, L.L.C. disclaims beneficial ownership in each case except to the extent of its pecuniary interest therein.
(4)	Includes 535,668 shares held by Enterprise Partners III, L.P., 46,576 shares held by Enterprise Partners III Associates, L.P., and 13,750 shares beneficially owned by James Berglund (consisting of 13,750 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003). Enterprise Partners is the general partner for each of the limited partnerships identified above and may be deemed the beneficial owner of the shares held by each. James Berglund is a general partner of Enterprise Partners Venture Capital and may be deemed the beneficial owner of the shares beneficially owned by Enterprise Partners Venture Capital. Mr. Berglund disclaims beneficial ownership in each case except to the extent of his pecuniary interest therein.
(5)	Includes 651,314 shares held by C.E. Unterberg, Towbin Advisors, L.L.C., 189,272 shares held by C.E. Unterberg, Towbin L.L.C., 23,656 shares personally held by him, 11,788 shares held by Mr. Arno as custodian for Jesse Arno under the New York Uniform Gift to Minors Act and 11,788 shares held by Mr. Arno as custodian for Matthew Arno under the New York Uniform Gift to Minors Act. Mr. Arno disclaims beneficial ownership in each case except to the extent of his pecuniary interest therein.
(6)	Includes 316,500 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003, 183,828 shares held by Novus Ventures, L.P. Ms. Hawley’s husband is a general partner of Novus Ventures and she may therefore be deemed the beneficial owner of the shares beneficially owned by Novus Ventures), and 181,449 shares beneficially owned by Ms. Hawley’s husband. Ms. Hawley disclaims beneficial ownership in each case except to the extent of her pecuniary interest therein.
(7)	Includes 474,376 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003, 86,997 shares held by Mr. Bish as joint trustee of the Bish Family Trust and 6,746 shares held by Mr. Bish as joint trustee of the Norman Family Trust. Mr. Bish disclaims beneficial ownership in each case except to the extent of his pecuniary interest therein.
(8)	Includes 13,750 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003, 18,503 shares held by Mr. Lavitt, 37,304 shares held by Mr. Lavitt’s wife, and 26,936 shares held by Park City Investments, which is wholly owned by Mr. Lavitt.
(9)	Includes 26,875 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003.
(10)	Includes 9,375 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003.
(11)	Includes 20,250 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003.
(12)	Includes 20,250 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003.
(13)	Includes 189,062 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003.
(14)	Includes 46,875 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003.

(15)	Includes 338,750 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003 and 27,047 beneficially owned by Mr. Francis’ wife (including 19,500 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003).
(16)	Includes 218,125 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003.
(17)	Includes 138,750 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003.
(18)	Includes 1,489,313 shares purchasable under stock options that are currently exercisable or that will become exercisable within 60 days of March 31, 2003. This group includes Messrs. Bish, Hawley, Berglund, Edsell, Lavitt, Francis, Silver, Russo, Owens, Vickers, Burton and Weller and excludes Messrs. Finegan and Albanese.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

The executive officers who are not directors of the Company, the positions held by them and their ages as of March 31, 2003, are as follows:

Name	Age	Position
Rick Russo	52	Chief Financial Officer
Steven D. Burton	43	Chief Technology Officer
Blaine J. Owens	41	Vice President of Worldwide Sales
James Vickers	43	Chief Marketing Officer and General Manager of Pixel Translations
Bradford Weller	44	General Counsel, Vice President of Legal Affairs and Secretary

Rick Russo became the Chief Financial Officer of the Company upon completion of the Merger. Mr. Russo joined Old Captiva in 2000 as Chief Financial Officer. Mr. Russo was previously Vice President of Finance at Epicor Software Corporation (formerly Data Works, an ERP software company) from 1992 through 2000. From 1982 to 1991, Mr. Russo was Vice President of Finance for Media Duplication Services Ltd., a wholly-owned subsidiary of Polaroid Corporation that provided software manufacturing services, and was Controller for Media Systems Technology, Inc., a manufacturer of disk duplication hardware. Mr. Russo is a Certified Public Accountant and holds a B.S. in Accounting from Syracuse University.

Steven D. Burton became the Chief Technology Officer of the Company upon completion of the Merger. Since 2001 Mr. Burton served as the Chief Technology Officer for Old Captiva, after serving as Vice President of Software Development for old Captiva since co-founding that company in 1989. From 1983 through 1989 Mr. Burton was with Unibase, where he was part of the original programming staff and eventually managed the overall product development effort.

Blaine J. Owens became the Vice President of Worldwide Sales of the Company upon completion of the Merger. Since January 2001, Mr. Owens served as Vice President of Sales for Old Captiva. From 1998 to 2001, Mr. Owens served as old Captiva’s Director of Business Development. Prior to joining Captiva, Mr. Owens served in a variety of technical, marketing and sales management positions with BancTec, Inc., Recognition Equipment International and EDS. Mr. Owens holds a B.S. in Computer Science from Ohio Wesleyan University.

James Vickers became Chief Marketing Officer and General Manager of Pixel Translations upon completion of the Merger. Prior to the Merger, he served as Senior Vice President of Sales since joining the company in December 2001. Prior to that time, Mr. Vickers served as Executive Vice President of Sales and Marketing at TR Systems, a provider of software solutions for digital document communications. From 1995 to 2000, Mr. Vickers served in senior sales management positions for Electronics for Imaging, Inc., including Worldwide Vice President of OEM Sales. From 1983 to 1995, Mr. Vickers served in a variety of senior sales and sales management positions for Canon Inc. Mr. Vickers holds a B.S. in Business Administration from California State University at Long Beach.

Bradford Weller joined Captiva in September 2002 as Vice President of Legal Affairs and General Counsel, and has served as Secretary of the Company since October 2002. From September 1999 to August 2002, Mr. Weller served as General Counsel, Vice President of Legal Affairs and Secretary of Wireless Facilities, Inc., a provider of radio frequency engineering and network deployment services to the wireless telecommunications carriers and vendors. From 1992 to August 1999 Mr. Weller served as General Counsel for Mosaix, Inc., a telecommunications equipment and business application software developer that was acquired by Lucent Technologies in July 1999. He holds a B.A. in economics from Stanford University, and a J.D. from Hastings College of the Law.

EXECUTIVE COMPENSATION

Compensation of Directors

Each non-employee director of the Company is paid a quarterly retainer of $3,000 and $1,000 for each meeting he or she attends. In the fiscal year ended December 31, 2002, the total compensation paid to non-employee directors was $73,051. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy. At a meeting of the Board of Directors held April 24, 2003, the Board approved a quarterly retainer of $750 per committee served upon for any non-employee director serving on a committee of the Board, commencing April 1, 2003.

Each non-employee director of the Company also receives stock option grants under the 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”). Options granted under the 1993 Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code. Prior to July 30, 2002, under the 1993 Plan, each non-employee director was granted 10,000 options upon appointment or election to the Board, vesting over four years, 25% per year on the anniversary of the grant date. In addition, each non-employee director who had served on the Board at least six months prior to any annual meeting of stockholders (and who had never served as an employee of the Company) was granted an additional 2,500 options, vesting upon the fourth anniversary of the annual meeting grant date.

At the 2002 Annual Meeting of Stockholders, an amendment to the 1993 Plan was approved, effective as of that meeting, increasing the number of options granted under the 1993 Plan to a one-time grant of 20,000 options to non-employee directors upon their election or appointment to the board, and annual grants of 5,000 each year of service as a non-employee director. At a meeting of the Board of Directors held April 24, 2003, the Board amended the 1993 Plan eliminating the provisions of the 1993 Plan regarding such non-discretionary option grants to non-employee directors of the Company, and adopted a resolution providing for a plan to make discretionary option grants under the 1993 Plan as follows: (1) one-time grants of 20,000 options to non-employee directors upon their election or appointment to the board, vesting monthly over two years, commencing the first day of the month following the date of grant; and (2) on July 1 of each year, a grant of 7,000 options to each non-employee director who has served at least six month prior to such date, vesting monthly over twelve months, commencing the first day of the month following the date of grant.

During 2002 the Company granted options to non-employee directors of the Company as listed in the following table. The fair market value of the underlying common stock on the date of grant was determined by the closing sales price reported on the Nasdaq National Market for the date of grant.

Director	Number of Options Granted	Grant Date	Exercise Price		Vesting
James Berglund	20,000	August 2, 2002		$1.44	50% on grant; balance quarterly over 2 years
Patrick L. Edsell	10,000 5,000	July 30, 2002 July 30, 2002	$ $	1.15 1.15	50% on grant; balance quarterly over 2 years After 4 years
Mel S. Lavitt	20,000	August 2, 2002		$1.44	50% on grant; balance quarterly over 2 years
Bruce Silver	10,000 5,000	July 30, 2002 July 30, 2002	$ $	1.15 1.15	50% on grant; balance quarterly over 2 years After 4 years

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2002, plus one former Chief Executive Officer who became Chief Operating Officer upon closing of the Merger, and terminated his employment with the Company in September 2002, and two former executive officers who ceased serving as executive officers during fiscal year 2002 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year				Long-Term Compensation				All Other Compensation ($)(2)
		Annual Compensation			Awards			Payouts
		Salary ($)	Bonus ($)(1)	Other Annual Compen-sation($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs(#)		LTIP Payouts ($)
Reynolds C. Bish (3) President & Chief Executive Officer	2002 2001 2000	$76,262 — —	$78,002 — —	— — —	— — —	690,000 — —		— — —	$ 385 — —
James Vickers (4) Chief Marketing Officer, & General Manager Pixel Translations	2002 2001 2000	191,667 12,179 —	— 40,000 —	132,708 — —	— — —	— 150,000 —		— — —	27,189 — —
Blaine J. Owens (3) Vice President of Worldwide Sales	2002 2001 2000	53,764 — —	60,275 — —	26,998 — —	— — —	135,000 — —		— — —	150 — —
Rick Russo (3) Chief Financial Officer	2002 2001 2000	79,356 — —	50,233 — —	— — —	— — —	135,000 — —		— — —	154 — —
Steven D. Burton (3) Chief Technology Officer	2002 2001 2000	47,497 — —	36,115 — —	— — —	— — —	275,000 — —		— — —	— — —
Stephen S. Francis (5) Former Chief Executive Officer	2002 2001 2000	160,000 212,854 199,737	48,169 46,000 416,268	— — —	— — —	7,250 220,000 —		— — —	242,000 2,000 2,000
John Finegan (6) Former Executive Vice President, Finance	2002 2001 2000	200,000 200,000 200,000	76,387 58,544 455,482	— — —	— — —	169,271 10,000 —	(7)	— — —	169,500 2,000 2,000
Matt Albanese (8) Vice President of Technical Services	2002 2001 2000	194,013 181,125 179,333	52,868 35,000 211,240	— — —	— — —	138,750 20,000 60,000	(7)	— — —	2,000 2,000 2,000

(1)	Substantially all of the bonus payments made in 2000 were made pursuant to the Company’s special incentive bonus plan, a stock price-based incentive plan. This plan was adopted in October 1999 to create an additional incentive for the Company’s management team to increase stockholder value. The bonus payments under the plan were contingent upon the attainment of certain stock price levels for the Company’s common stock over an extended period of time. The applicable price level objectives were achieved in February 2000.
(2)	Includes matching contributions under the Company’s 401(k) plan. Also includes severance of $167,500 awarded to Mr. Finegan in 2002 and paid in 2003 and severance of $240,000 awarded and paid to Mr. Francis and relocation and rental costs of $22,189 reimbursed to Mr. Vickers.
(3)	Each of Messrs. Bish, Owens, Russo and Burton joined the Company on August 1, 2002 in connection with the Merger.

(4)	Mr. Vickers served as Vice President of Sales from the time he joined the Company in December 2001 until August 2002, when he became Chief Marketing Officer and General Manager of Pixel Translations.
(5)	Mr. Francis ceased serving as Chief Executive Officer effective August 1, 2002 but continued serving as Chief Operating Officer of the Company through September 30, 2002.
(6)	Mr. Finegan ceased serving as Chief Financial Officer of the Company effective August 1, 2002, but continued serving as Executive Vice President of Finance of the Company through March 15, 2003.
(7)	Granted pursuant to the Company’s option exchange program adopted in 2001.
(8)	Mr. Albanese ceased serving as an executive officer of the Company August 1, 2002, but continues to serve as Vice President of Technical Services.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its 1993 Plan. As of March 31, 2003, options to purchase approximately 2,128,000 shares were outstanding under the 1993 Plan and options to purchase approximately 545,000 shares remained available for grant under the plan. The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Individual Grants			Exercise Or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Under-lying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year
						5% ($)	10% ($)
Reynolds C. Bish	345,000 345,000	(1) (2)	9.9276 9.9276%	$2.43 0.52	07/31/12 07/31/12	$38,321 697,271	$557,602 1,216,552
James Vickers	—		—	—	—	—	—
Blaine J. Owens(3)	135,000		3.8847	2.43	07/31/12	14,995	218,192
Rick Russo(3)	135,000		3.8847	2.43	07/31/12	14,995	218,192
Steven D. Burton	137,500 137,500	(2) (1)	3.9567 3.9567	0.52 2.43	07/31/12 07/31/12	227,898 15,273	484,858 222,233
Stephen S. Francis(4)	2,250 5,000		0.0647 0.1439	2.43 2.43	03/31/07 06/29/07	1,538 3,605	3,405 8,035
John Finegan(5)	10,000 12,500 25,000 30,000 30,000 36,771 25,000		0.2878 0.3597 0.7194 0.8633 0.8633 1.0581 0.7194	2.43 2.43 2.43 2.43 2.43 2.43 2.43	02/04/11 08/10/03 05/01/06 02/14/07 11/11/08 07/09/09 04/30/06	13,266 2,213 13,687 19,942 28,167 38,563 13,677	32,610 4,472 29,599 44,017 65,103 90,737 29,575
Matt Albanese(5)	45,000 45,000 2,501 25,000 15,000 20,000 17,499 8,000 9,500 5,000		1.1249 1.1249 0.0720 0.7194 0.4317 0.5756 0.5035 0.2302 0.2734 0.1439	2.43 2.43 2.43 2.43 2.43 2.43 2.43 2.43 2.43 2.43	07/30/10 07/09/09 05/01/06 06/03/08 01/29/09 02/04/11 04/30/06 02/28/07 04/30/07 11/13/07	55,482 47,193 1,369 21,679 14,620 26,563 9,573 5,364 6,611 3,897	134,415 111,042 2,961 49,518 33,990 65,221 20,701 11,852 14,671 8,770

(1)	Vesting monthly over a period of 24 months from the date of grant, which was the effective date of the Merger.
(2)	Vesting 100% upon the date of grant.
(3)	Vesting as to 15% upon the date of grant, 35% one year from date of grant, and the remainder monthly over the following 36 months.
(4)	Granted to Mr. Francis’ spouse in connection with the Company’s option exchange program completed in March 2002. Vesting for each grant is same as vesting for options cancelled, which was 25% one year from the date of the original grant date, and the remainder quarterly over the following 12 quarters.

(5)	Granted in connection with the Company’s option exchange program completed in March 2002. Vesting for each grant is same as vesting for options cancelled, which was 25% one year from the date of the original grant date, and the remainder quarterly over the following 12 quarters.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Reynolds C. Bish	—	—	416,875	273,125	$372,600	—
James Vickers	—	—	37,500	112,500	5,625	16,875
Blaine J. Owens	—	—	20,250	114,750	—	—
Rick Russo	—	—	20,250	114,750	—	—
Steven D. Burton	—	—	166,146	108,854	148,500	—
Stephen S. Francis	—	—	317,500	142,500	—	—
John Finegan	—	—	213,125	9,375	—	—
Matt Albanese	—	—	158,751	33,749	—	—

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements. In 2002, the Company entered into employment agreements with Mr. Bish and Mr. Russo providing for base salaries of $250,000 per year for Mr. Bish and $200,000 per year for Mr. Russo, benefits, annual discretionary bonuses of up to 50% of base for Mr. Bish and 35% of base for Mr. Russo as determined each year by the Compensation Committee of the Board, and severance benefits in the event their employment is terminated without cause, and for the acceleration of unvested options to purchase common stock of the Company in the event of termination without cause within 12 months of a change of control of the Company.

Severance Agreements.    In 2002, in connection with the Merger, the Company entered into severance agreements with each of Messrs. Francis, Finegan, Albanese and Vickers, providing for severance benefits in the event their employment is terminated. These severance agreements were in addition to prior existing severance agreements with each of Messrs. Francis, Finegan, and Albanese. These officers will not be entitled to any severance benefits under the prior existing severance agreements as a result of the Merger.

Separation and Release Agreements.    In June 2001, the Company entered into a separation and release agreement with Ms. Hawley. The terms of the agreement provide that the Company will reimburse Ms. Hawley for monthly premiums paid under COBRA so long as Ms. Hawley remains eligible under COBRA rules. Ms. Hawley agreed to release the Company from any and all claims arising or relating to her employment with the Company and to surrender vested options to purchase up to 72,500 shares of the Company’s common stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION1

The following is the report of the compensation committee of the board of directors, describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2002.

Purpose of the Compensation Committee.    The committee is responsible for determining compensation levels for the Company’s executive officers for each fiscal year based upon a consistent set of policies and procedures.

Committee Structure.    The committee is made up of two independent, non-employee members of the board of directors who meet during the first quarter of each fiscal year to set executive officer salaries, and as needed thereafter. No prior or current member of the committee has any interlocking relationships as defined by the Securities and Exchange Commission.

Objectives of the Compensation Program.    The objectives of the compensation program are: (1) to provide a means for the Company to attract and retain high-quality executives, (2) to tie executive compensation directly to the Company’s business and performance objectives, and (3) to reward outstanding individual performance that contributes to the long-term success of the Company.

Elements of Compensation.    Each executive officer’s compensation package is ordinarily comprised of three elements: (1) base compensation, which reflects individual performance and is designed primarily to be competitive with salary levels in a comparative group, (2) annual bonus plan compensation ordinarily payable in cash and tied to both the achievement of individual performance objectives and company financial performance goals established by the committee, and (3) long-term stock-based incentive compensation that emphasizes a focus on company growth and increased stockholder value.

Base Compensation.    The base compensation for each executive officer is determined by analysing competitive salary ranges of companies similar in size and business that compete with the Company in the recruitment and retention of senior personnel. The committee believes that the Company’s most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison of stockholder returns.

For executive officers other than the Company’s chief executive officer, the committee considers specifically the following factors in determining base compensation: (1) a comparison of the Company’s growth and financial performance relative to the performance of competitors, (2) salary levels for comparable positions in the compensation comparison group and (3) each executive’s responsibility level and financial and strategic objectives for the subsequent year. The committee believes that the current base compensation for executive officers is at the mid-range of the companies in the compensation comparison group with which the Company competes for talent.

Annual Bonus Plan Compensation.    The Company’s annual bonus plan provides for incentive bonus compensation to all officers and a number of key employees based on the achievement of specific corporate performance targets established during the year.

Long-Term Stock-Based Incentive Compensation.    Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and

1 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in instalments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting periods, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is generally set to a level the committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, taking into account comparable awards to individuals in similar positions in the industry, the individual’s potential for future responsibility and promotion over the option term and the individual’s personal performance in recent periods. The committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate amount of equity incentive for that individual. The weight of these various factors will vary over time and with respect to each individual. However, the committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

The Company’s Option Exchange Program.    On July 10, 2001, the Company’s board of directors approved an option exchange program pursuant to which certain executive officers and employees were allowed to exchange all outstanding options. Options were tendered by 81 employees and 3 executive officers, and those options were cancelled by the Company on August 31, 2001. Under the option exchange program, new options having exercise prices equal to $2.43, the fair market value of the Company common stock on March 2, 2002, were granted to replace the options cancelled on August 31, 2001. The replacement options were issued with the same vesting terms as the options which they replaced. Any employee whose employment terminated prior to March 2, 2002 was not eligible to have his or her options replaced.

Stock options are intended to provide incentives to the Company’s executive officers and employees. The compensation committee believes that such equity incentives are a significant factor in the Company’s ability to attract, retain and motivate key employees who are critical to the Company’s long-term success. The compensation committee further believes that, at their original exercise prices, the disparity between the exercise price of these options and the then market prices for the Company’s common stock did not provide meaningful incentives to the employees holding the options. A review of other companies in the software industry indicates that some of these companies have been confronted with this problem and have made similar adjustments in option prices to motivate their employees.

The board of directors approved the option exchange program as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the Company’s success. The option exchange program was deemed by the board of directors to be in the best interests of the Company and its stockholders.

Chief Executive Officer’s Compensation.    Compensation for the chief executive officer is generally determined by a process similar to that discussed above for executive officers. Mr. Bish’s base compensation for fiscal 2002 was established by the board of directors in July 2002, based on the objective of having his base salary keep pace with salaries being paid to similarly situated chief executive officers, although in the future, the committee intends to take into account an evaluation of his personal performance. The committee intends base salary to provide Mr. Bish with a level of stability and certainty each year and intends that this particular component of compensation not be affected to any significant degree by company performance factors.

The remaining components of Mr. Bish’s 2002 compensation, however, are dependent upon the company’s financial performance and provide no dollar guarantees. Incentive bonus compensation for Mr. Bish for the 2002 fiscal year was largely dependent on the achievement of specific corporate performance targets established in the middle of the fiscal year when Mr. Bish was appointed president and chief executive officer, as set forth above in the discussion of the annual bonus plan compensation.

Deduction Limit for Executive Compensation.    Section 162(m) of the Internal Revenue Code, enacted in 1993, limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

The committee believes that option grants under the 1993 option plan are exempt from the deduction limit. Because it is unlikely that other compensation payable to any executive of the Company has materially exceeded or would exceed the deduction limit in the near future, the Committee has not yet considered whether it will seek to qualify compensation other than options for the performance-based exception or will prohibit the payment of compensation that would materially exceed the deduction limit. However, in approving the amount and form of compensation for executives of the Company, the committee will continue to consider all elements of cost to the Company of providing that compensation.

Submitted by the compensation committee of the Company’s board of directors:

Mel S. Lavitt, Chairman

Patrick L. Edsell

OPTION REPRICING INFORMATION

The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.

Name	Date(1)	Number of Securities Underlying Options Repriced Or Amended (#)	Market Price Of Stock At Time Of Repricing Or Amendment ($)	Exercise Price At Time Of Repricing Or Amendment ($)	New Exercise Price ($)	Length Of Original Option Term Remaining At Date Of Repricing Or Amendment(2)
John Finegan	3/2/2002	50,000	$2.43	$8.63	$2.43	4 yrs, 2 mos
		12,500	2.43	8.00	2.43	1 yr, 5 mos
		30,000	2.43	7.88	2.43	4 yrs, 11 mos
		30,000	2.43	7.25	2.43	5 yrs, 8 mos
		10,000	2.43	5.38	2.43	8 yrs, 11 mos
		36,771	2.43	5.31	2.43	7 yrs, 4 mos

Matthew Albanese	3/2/2002	20,000	2.43	8.63	2.43	4 yrs, 2 mos
		8,000	2.43	8.50	2.43	5 yrs
		9,500	2.43	8.25	2.43	5 yrs, 2 mos
		25,000	2.43	6.38	2.43	6 yrs, 3 mos
		15,000	2.43	6.13	2.43	6 yrs, 11 mos
		20,000	2.43	5.38	2.43	8 yrs, 11 mos
		45,000	2.43	5.31	2.43	7 yrs, 4 mos
		5,000	2.43	5.00	2.43	4 yrs, 8 mos
		45,000	2.43	4.56	2.43	8 yrs, 5 mos

(1)	Options were cancelled on August 31, 2001 and regranted on March 2, 2002 at the then current market price.
(2)	Length of original option term remained unchanged following the regrant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Company’s compensation committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s board of directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for (i) the Company’s common stock, (ii) the S & P Midcap 400 Index and (iii) the S & P Information Technology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Agreement with Patricia M. Norman.    In 2002, the Company entered into an agreement with Patricia M. Norman, the estranged spouse of Reynolds C. Bish, President and Chief Executive Officer of the Company and a director, in connection with termination of her employment with the Company, providing for payment of severance compensation and reimbursement of the cost of COBRA benefits.

Novus Ventures.    Kimra Hawley is married to a general partner of Novus Ventures, L.P., which was an investor in Old Captiva and received approximately 181,706 shares of the Company’s common stock in connection with the Merger.

C.E. Unterberg, Towbin.    Mel Lavitt is Vice Chairman and Managing Director of C.E. Unterberg, Towbin, which provided financial advisory and investment banking services to Old Captiva related to the Merger pursuant to an engagement letter dated as of December 11, 2001 between Old Captiva and C.E. Unterberg, Towbin. Old Captiva paid C.E. Unterberg, Towbin $350,000 for advisory and investment banking services rendered pursuant to this agreement. C.E. Unterberg, Towbin converted $2,560,000 principal amount of Old Captiva promissory notes, either owned or beneficially owned by C.E. Unterberg, Towbin and its affiliates into shares of Old Captiva common stock contingent upon the occurrence of and effective immediately prior to the Merger. Also, Mr. Lavitt converted $100,000 of Old Captiva’s promissory notes directly or beneficially owned by him into shares of Old Captiva common stock contingent upon the occurrence of and effective immediately prior to the Merger.

Enterprise Partners Venture Capital.    James Berglund is a general partner of Enterprise Partners Venture Capital which converted $1,070,000 of Old Captiva’s promissory notes either owned or beneficially owned by Enterprise Partners Venture Capital and its affiliates into shares of Old Captiva common stock contingent upon the occurrence of and effective immediately prior to the Merger.

Pursuant to its certificate of incorporation, the Company limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by Delaware law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition, the bylaws of the Company require that the Company indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Captiva stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Captiva Software Corporation, Investor Relations, 10145 Pacific Heights Boulevard, San Diego, CA 92121.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bradford Weller

Secretary

April 30, 2003

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, is being sent to stockholders with this proxy statement and is available without charge upon written request to: Corporate Secretary, Captiva Software Corporation, 10145 Pacific Heights Boulevard, San Diego, CA 92121.

APPENDIX A

Audit Committee Report

A-1

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (APRIL 24, 2003)

The Company’s management has primary responsibility for preparing the Company’s financial statements and the financial reporting process. The Company’s independent public accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting and reviews the results and scope of the audit and other services provided by the independent public accountants.

In this context, the Audit Committee hereby reports as follows:

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and the independent public accountants.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee discussed with the independent accountants the accountants’ independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of the Company, and the board has approved, that the audited financial statements be included in the Company’s annual report for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as our independent accountants.

Each of the members of the Audit Committee is independent as defined under the current listing standards of The Nasdaq National Market.

Audit Committee

Patrick L. Edsell

James Berglund

Bruce Silver

A-2

APPENDIX B

Audit Committee Charter (last revised February 6, 2003)

CAPTIVA SOFTWARE CORPORATION

AUDIT COMMITTEE CHARTER2

Role & Purpose

The purpose of the Audit Committee (the “Audit Committee” or “Committee”) of the Board of Directors of Captiva Software Corporation (the “Company”) is to assist the Board of Directors in fulfilling the oversight responsibilities it has with respect to (i) integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, (iv) the performance of the Company’s independent auditor and the Company’s internal audit function (if applicable), (v) the Company’s systems of internal controls regarding finance and accounting established by Management and the Board, and (vi) the Company’s auditing, accounting, and financial reporting processes generally. The Company’s independent auditors, in their capacity as independent public accountants, shall be responsible to the Board and the Committee as representatives of the stockholders. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent auditors and Management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Composition and Organization

Members shall be elected annually by the full Board and shall serve until the earlier of the appointment of their respective successors, the end of their service as a Director of the Company or their resignation from the Committee. A chairperson of the Committee may be appointed either by the Board of Directors or by election by vote of a majority of the full Committee. The Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee shall be composed entirely of independent Directors. The membership of the Committee shall consist of at least three Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and Nasdaq’s Marketplace Rules listing requirements as in effect from time to time. At least one member of the Committee shall (i) have “accounting or related financial management expertise” (within the meaning of such term as defined from time to time by Nasdaq) by the deadlines established by the Nasdaq National Market (“Nasdaq”) from time to time for having a member with such expertise as determined by the Board, and (ii) be a “financial expert” (as such term may be defined by the Securities and Exchange Commission (the “SEC”)), no later than the deadline established by the SEC for affected issuers to have such a Director.

To the extent contemplated by the requirements of Nasdaq, Director’s fees are the only compensation that an Audit Committee member may receive from the Company.

The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and maintained with the Company’s corporate records. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

No Audit Committee member may serve on the audit committee of more than three public companies at any one time.

2 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Duties & Responsibilities

The Audit Committee’s responsibilities and duties shall be to:

•	Be directly responsible for the selection and appointment, retention, compensation, termination and oversight of the work of the Company’s independent auditor, including the approval of all audit engagement fees and terms and resolution of disagreements between Management and the independent auditor regarding financial reporting.

•	Review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent auditor as permitted under the Exchange Act.

•	Review and approve disclosures required to be included in periodic reports filed under the Exchange Act with respect to non-audit services provided by the independent auditor.

•	On an annual basis, review and discuss with the independent auditor all relationships between the independent auditor and the Company in order to evaluate the independent auditor’s continued independence. The Committee shall ensure annual receipt of a formal written statement from the independent auditor consistent with the standards set by the Independence Standards Board and shall discuss with the independent auditor all relationships or services that may affect auditor independence or objectivity.

•	At least annually, obtain and review a report by the independent auditor describing (i) the independent auditor’s internal quality control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

•	Review all reports required to be submitted by the independent auditor to the Committee under the Exchange Act.

•	Evaluate the independent auditor’s qualifications and performance, including the review and evaluation of the lead partner of the independent auditor, and taking into account the opinions of Management and the Company’s internal auditors, and present its conclusions with respect to the independent auditor to the Full Board.

•	Confirm that the lead audit partner, or the audit partner responsible for reviewing the audit, of the independent auditor has not performed audit services for the Company for each of the five previous fiscal years.

•	To review the Company’s balance sheet, profit and loss statement and statements of cash flows and stockholders’ equity for each interim period, and any changes in accounting policy that have occurred during the interim period, and review and discuss the annual audited financial statements and quarterly financial statements with Management and the independent auditor, including the Company’s disclosures under the section in any filing with the SEC entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discuss earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP presentations), as well as financial information and earnings guidance provided to analysts and rating agencies. It is anticipated that these discussions may include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, audit adjustments (whether or not recorded), and such other inquiries as may be deemed appropriate by the Audit Committee.

•	Prepare the report required by the SEC to be included in the Company’s annual proxy statement and any other committee reports required by applicable securities laws or stock exchange listing requirements or rules.

•	Discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken, including discussion of the company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures.

•	To investigate, to review and to report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (i) the Company and (ii) any employee, officer or Director of the Company, or any affiliates of the foregoing.

•	To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company’s financial statements, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

•	Meet separately in person or telephonically, periodically, with Management, with internal auditors, if applicable, and with the independent auditor.

•	Review with the independent auditor any audit problems or difficulties (including any restrictions on the scope of the independent auditor’s activities or on access to the requested information, and any significant disagreements with Management) and Management’s response.

•	Discuss the responsibilities, budget and staffing of the Company’s internal audit function, if appropriate.

•	Periodically discuss with Management and the independent auditor the quality and adequacy of the Company’s internal controls.

•	Set hiring policies for employees or former employees of the independent auditor.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Report regularly to the Board, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the Company’s internal audit function.

•	Review this Charter annually for possible revision.

Authority and Resources

The Committee shall have the sole authority to hire and fire independent auditors and to approve any significant non-audit relationship with the independent auditors.

The Committee shall have the authority to retain outside legal, accounting or other advisors, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any independent legal, accounting or other advisors retained to advise the Committee.

Interpretation and Determination

The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

Evaluation

The Committee shall conduct an annual performance evaluation of this Committee.

Disclosure

This Charter shall be made available on the Company’s website.

CAPTIVA SOFTWARE CORPORATION

PROXY

Annual Meeting of Stockholders

June 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints REYNOLDS C. BISH and RICK RUSSO and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Captiva Software Corporation., held of record by the undersigned on April 25, 2003, at the Annual Meeting of Stockholders of Captiva Software Corporation to be held June 18, 2003, or at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Proposal Nos. 1 and 2. This Proxy, when properly executed, will be voted as specified on the reverse side. This Proxy will be voted FOR Proposal Nos. 1 and 2 if no specification is made.

1.	ELECTION OF DIRECTORS

☐ 1 FOR all nominees listed below	☐ 2 WITHHOLD AUTHORITY to vote for all nominees	☐ 3 EXCEPTIONS

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box and strike a line through the nominee’s name in the list below:

Reynolds C. Bish	Bruce Silver
Kimra D. Hawley	Jeffrey J. Lenches
James Berglund	Mel S. Lavitt
Patrick L. Edsell

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company.

☐ 4 FOR	☐ 5 AGAINST	☐ 6 ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                                                  , 2003

Signature

(Additional signature if held jointly)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.